EXHIBIT 21

B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

100% OWNED SUBSIDIARIES	Site of Incorporation	Date of Acquisition/ Formation	Current Principal Business Activity
Arlington Hospitality Corp.	Virginia	1997	Hotel Owner
Auburn Hills Hotel Corporation	Maryland	1994	Hotel Owner
Auburn Hills Land Corp.	Maryland	1997	Land Owner
Avenel Executive Park Phase II, LLC	Maryland	2000	Real Estate Investor
Boca Raton East Hospitality Corp.	Florida	1998	Hotel Owner
Boca Raton West Hospitality Corp.	Florida	1998	Hotel Owner
Cascades Hospitality Corporation	Virginia	1999	Hotel Owner
Chain Bridge Hospitality Corporation	Virginia	1999	Hotel Owner
Circle 75 East Hospitality Corp.	Georgia	2000	Inactive
Circle 75 Hospitality Corp.	Georgia	1999	Inactive
Commerce Center Development Corp.	Florida	1980	Office Bldg Owner
Commerce Center Holdings LLC	Florida	2000	Land Owner
Crystal City Hospitality Corp.	Virginia	1989	Hotel Owner
Dearborn, L.L.C.	Delaware	1992	Land Owner
Dulles Hospitality Corp.	Virginia	1997	Hotel Owner
Dulles North Holdings Corp.	Virginia	2000	Land Owner
Dulles North Four, Corp.	Virginia	1999	Office Bldg Owner
Dulles North Five, Corp.	Virginia	1999	Office Bldg Owner
Dulles North Six, Corp.	Virginia	2000	Office Bldg Owner
Dulles North Seven Corp.	Virginia	2000	Inactive
Dulles North Office Park II Corporation	Virginia	1998	Office Bldg Owner
Ft. Lauderdale Hotel Corp.	Florida	1998	Hotel Owner
Gaithersburg Hospitality Corp.	Maryland	1998	Hotel Owner
Herndon Hotel Corporation	Virginia	1996	Hotel Owner
I-95 Yamato Condominium Association, Inc	Florida	1998	Condominium
LT One Corp.	Virginia	1999	Office Bldg Owner
LT Two LLC	Virginia	2001	Inactive
Metairie Office Tower, L.L.C. (a)	Louisiana	2002	Inactive
MHC Airport Inn, Inc. (b)	New York	1980/1976	Hotel Operator
MHC Corporation	Maryland	1980/1974	Hotel Operator
NVA Development Corporation	Virginia	1984	Office Bldg Owner
Peachtree/Northeast Corp.	Georgia	1979	Land Owner
Pueblo Hotel Corp.	Colorado	1985	Hotel Owner
Sharonville Hotel Corporation	Ohio	1986	Hotel Owner
Sterling Hotel Corp.	Virginia	1997	Hotel Owner
Sterling North Hospitality Corp.	Virginia	1999	Inactive
Sweitzer Lane LLC	Maryland	2000	Office Bldg Owner
Tysons Park, Inc.	Virginia	1999	Office Bldg Owner
Tysons Park II, Inc.	Virginia	2000	Inactive
900 Corporation	Georgia	1981	Office Bldg Owner
1000 Corporation	Georgia	2000	Office Bldg Owner
1100 Corporation	Georgia	1979	Office Bldg Owner

(a)	Subsidiary of Dearborn, L.L.C. (b) Subsidiary of MHC Corporation

EXHIBIT 21

B. F. SAUL REAL ESTATE INVESTMENT TRUST

LIST OF SUBSIDIARIES (Continued)

Name	Note	Jurisdiction of Formation	Date of Acquisition/ Formation	Current Principal Business Activity
ASB Capital Management, Inc.	(A)	Maryland	2000	Investment Adviser
Ashburn Village Development Corporation	(D)	Maryland	1991	Real Estate Owned (REO)
Bailey’s Corporation (sold property 11/95)	(D)	Maryland	1993	Inactive
Balmoral Golf Corporation	(E)	Maryland	1992	Inactive
Bondy Way Development Corporation (sold property 3/02)	(D)	Maryland	1990	Inactive
Brambleton Land Corporation (sold property 3/99)	(D)	Maryland	1977	Inactive
Brooke Manor Land Corporation (sold property 8/96)	(D)	Maryland	1990	Inactive
B.F. Saul Mortgage Company	(B)	Maryland	1984	Residential Loan Origination
CCB Auto Leasing LLC	(B)	Delaware	2002	Inactive
CCRE, Inc.	(F)	Maryland	1984	Inactive
Cherrytree Corporation (sold property 11/97)	(D)	Maryland	1993	Inactive
Chevy Chase Asset Management Company	(B)	Virginia	2000	Holding Company
Chevy Chase Financial Services Corporation	(B)	Virginia	1996	Holding Company
Chevy Chase Insurance Agency, Inc.	(G)	Maryland	1985	Insurance Agency
Chevy Chase LT	(C)	Delaware	2002	Inactive
Chevy Chase Mortgage Company	(H)	Maryland	1972	Inactive
Chevy Chase Mortgage Company of Virginia	(B)	Virginia	1996	Inactive
Chevy Chase Preferred Capital Corporation	(B)	Maryland	1996	Real Estate Investment Trust
Chevy Chase Real Estate LLC	(B)	Virginia	2001	Holding Company
Chevy Chase Securities, Inc.	(G)	Maryland	1984	Securities
Chevy Chase Trust Company	(B)	Maryland	1997	Fiduciary Services
CFC-Consumer Finance Corporation	(B)	Virginia	1994	Consumer Loan Origination
Duvall Village Corporation (sold property 12/97)	(D)	Maryland	1992	Inactive
First Balmoral Corporation	(D)	Maryland	1991	REO
Great Seneca Development Corporation	(D)	Maryland	1991	REO

165

Hamlets at Brambleton, Inc.	(J)	Virginia	1997	REO
Inglewood Corporation (sold property 11/95)	(D)	Maryland	1990	Inactive
Manor Holding Corporation	(B)	Virginia	1996	Holding Company
Manor Investment Company	(I)	Maryland	1971	Real Estate Ownership/Development
Marbury I Corporation (sold property 1/00)	(D)	Maryland	1991	Inactive
Marbury II Corporation (sold property 9/99)	(D)	Maryland	1991	Inactive
NML Corporation (sold property, 3/02)	(D)	Maryland	1992	Inactive
North Ode Street Development Corporation	(F)	Maryland	1981	Real Estate Finance/Development
Oak Den, Inc. (sold remaining lots 10/94)	(D)	Maryland	1991	Inactive
Old Chapel Corporation	(D)	Maryland	1992	REO
Presley Corporation (sold property 5/94)	(D)	Maryland	1993	Inactive
Primrose Development Corporation (sold property 8/02)	(D)	Maryland	1990	Inactive
Ridgeview Centre Corporation (sold property 3/99)	(D)	Maryland	1992	Inactive
Ronam Corporation Inc. (sold property 12/00)	(D)	Maryland	1986	Inactive
Sully Park Corporation (sold property 6/96)	(D)	Maryland	1990	Inactive
Sully Station Corporation (sold property 9/97)	(D)	Maryland	1990	Inactive
Sycolin-Leesburg Corporation (sold property 5/00)	(D)	Maryland	1992	Inactive
Terminal Drive Properties, LLC	(D)	Maryland	1991	REO

(A)	Subsidiary of Chevy Chase Asset Management Company
(B)	Subsidiary of Chevy Chase Bank, F.S.B.
(C)	A business trust formed by CCB Auto Leasing LLC
(D)	Subsidiary of Chevy Chase Real Estate LLC
(E)	Subsidiary of First Balmoral Corporation
(F)	Subsidiary of Manor Investment Company
(G)	Subsidiary of Chevy Chase Financial Services Corporation
(H)	Subsidiary of Chevy Chase Mortgage Company of Virginia
(I)	Subsidiary of Manor Holding Corporation
(J)	Subsidiary of Brambleton Land Corporation

166